Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR MORE INFORMATION CONTACT:
11/9/2020	Investors: Mike Cieplak, investor.relations@us.mcd.com
Media: Lauren Altmin, lauren.altmin@us.mcd.com

McDONALD'S ANNOUNCES NEW GROWTH STRATEGY

CHICAGO, IL - McDonald's Corporation announces a new growth strategy, Accelerating the Arches, which encompasses all aspects of McDonald’s business as the leading global omni-channel restaurant brand. The strategy includes a refreshed purpose to feed and foster the communities McDonald’s and its franchisees serve around the world, updated values that guide actions and behaviors, and growth pillars that build on McDonald’s competitive advantages.
The growth pillars, which are rooted in the Company’s identity, MCD, build on historic strengths and articulate areas of further opportunity. Specifically, the Company will animate the MCD in the following ways:

•	Maximize our Marketing by investing in new, culturally relevant approaches to effectively communicate the story of brand, food and purpose.

•	Commit to the Core by tapping into customer demand for the familiar and focusing on serving delicious burgers, chicken and coffee.

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Double Down on the 3 D’s (Digital, Delivery and Drive Thru) by leveraging competitive strengths and building a powerful digital experience growth engine that provides a fast, easy experience for our customers.

“In countries around the world, we have seen customer behaviors change at an unprecedented pace over the last several months. We believe this presents an opportunity to do something special as we write the next great chapter of McDonald’s,” said McDonald’s President and Chief Executive Officer Chris Kempczinski. “By embracing a bigger, more holistic vision for the future, Accelerating the Arches defines how McDonald’s will deliver value to all stakeholders by providing a clear roadmap of what we can do for the millions of customers, in the thousands of communities, we serve each and every day. With our new growth strategy, we will build on our inherent strengths by harnessing our competitive advantages and investing in innovations that enable us to continue to offer fast, easy moments for our customers.”

A Renewed Purpose to Drive Greater Impact
The Company is prioritizing its role and commitments to the communities it has served for more than 65 years.
This year, McDonald’s unveiled its refreshed purpose to feed and foster communities. Through both actions and communications, the Company is looking to make an even greater impact by focusing on four areas that matter most to communities: responsibly sourcing quality ingredients, driving climate action to protect the planet, connecting with communities in times of need, and increasing focus on equity by providing opportunity for restaurant crew.
This purpose translates into action through: support for farming communities; the goal of sourcing 100% of guest packaging from renewable, recycled, or certified sources by 2025; donating millions of pounds of quality food from our supply chain and restaurants to neighbors in need in 2020; and reducing barriers to employment for over 2 million people worldwide.

Maximize our Marketing
The Golden Arches that represent McDonald’s are iconic because of what the Company does in the world. Customers today want to know the brands they love share their values and support causes that are important to them. As McDonald’s looks at its next chapter, its purpose of “feeding and fostering communities” sets a clear direction for its strategy and its connection with customers. Underpinned by actions that support communities, the Golden Arches will maintain another 65 years of cultural relevance through clearer and more effective marketing, unlocking the power of the brand as a growth driver in its own right.
A renewed focus on McDonald’s purpose will come to life in a new campaign, “Serving Here.” The campaign demonstrates the Company’s values and illustrates its commitments to the communities, customers, crew, farmers, franchisees and suppliers it partners with and will be animated with actions in its top markets.
Customers want to love and connect with McDonald’s creative content as much as the food. To drive that connection, the Company will continue listening to customers and finding opportunities to create cultural moments. The Famous Orders promotion in the U.S., so far with Travis Scott and J Balvin, is just the beginning.
Affordability is also crucial in today’s environment and remains a cornerstone of the McDonald’s brand. The Company is committed to offering the right price and product combination so that customers realize value at every tier of the menu.
Finally, McDonald's will introduce stunning new packaging globally with a modern, refreshing feel and playful touches to unify branding in markets all over the world.
Commit to the Core
What customers love most about McDonald’s menu is the classics - like the Big Mac, Quarter Pounder, Chicken McNuggets and World-Famous Fries. Core menu items, like these, represent the heart of the business, making up about 70 percent of food sales across its top markets. As demand for the familiar in these uncertain times is more important than ever, the Company believes these core classics will continue to be significant drivers of growth thanks to both their popularity and profitability.
McDonald’s heritage is in burgers, and committing that customers get the best version of their popular burgers every time they visit is a priority. To improve upon the great taste of its burgers and to serve them hot and deliciously juicy, markets around the world are implementing a series of operational, process and formulation changes. These include using new buns toasted to golden brown and an enhanced grilling approach to unlock more flavor.
McDonald’s also has significant opportunity to expand its chicken offerings, a category that is growing faster than beef. This includes leveraging the extraordinary global strength of Chicken McNuggets and the McChicken sandwich, and investing in new line extensions and flavors. It also means continuing to offer food that aligns with current consumer trends and taste profiles, like spicy. To continue building on its chicken portfolio, the Company plans to introduce a new Crispy Chicken Sandwich in the U.S. early next year.
Double Down on the 3 D's: Digital, Delivery and Drive Thru
The shift in customer behavior during COVID-19 has illustrated the competitive advantages of McDonald’s. Delivery is booming and the use of the McDonald’s app has surged as more and more customers are ordering and paying for their food on mobile devices. McDonald’s 25,000 drive thru lanes worldwide have become an oasis for customers around the world.
To unlock further growth, the Company will accelerate technology innovation so that the tens of millions of customers who interact with McDonald’s each day can enjoy a fast, easy experience that fits their needs at the moment, whether a family dinner delivered to a doorstep or late-night fries from the drive thru.
Digital
To transform its digital offerings across drive thru, takeaway, delivery, curbside pick-up and dine-in, the Company announced a new digital experience growth engine, “MyMcDonald’s.” Through the digital tools across this platform, McDonald’s will offer customers the fast and easy experiences they love and provide them with many reasons to keep coming back. Customers will receive tailored offers, be able to participate in a new loyalty program and easily order and receive McDonald’s food through the channel of their choice. One key component of “MyMcDonald’s” starts in the coming weeks in the Phoenix area in the U.S. with a pilot of a new loyalty program.
The Company expects digital sales to exceed $10 billion or nearly 20% of Systemwide sales across its top six markets in 2020. To further expand on its already significant digital presence and bring more speed and convenience, more personalization, and even better value for its customers, the Company expects to launch “MyMcDonald’s” across those top six markets by the end of 2021.

Delivery
Nearly 75% of the population across the Company’s top markets lives within three miles of a McDonald’s, and this advantage allows the Company to meet customers’ evolving needs for speed and convenience. In the past three years, McDonald’s has expanded the number of restaurants that offer delivery nine-fold, to about 28,000 restaurants.
Building on this progress means enhancing the delivery experience for customers. This includes the ability to order on the McDonald’s app, which is already available in several markets around the world, and optimizing operations with a focus on speed and accuracy.
Drive Thru
McDonald’s drive thru presence and experience with operating high performing drive thrus for over 45 years is unrivaled. McDonald’s has a drive thru in approximately 65% of its restaurants around the world and, in the U.S., nearly 95% of the approximately 14,000 locations have a drive thru. During COVID-19, this channel has heightened importance and will be even more critical in the future to meet demand for flexibility and choice.
McDonald’s will maximize the advantages of its strong drive thru presence by testing new concepts and technology to make the customer experience even faster. This includes innovations to provide a faster, more convenient experience such as automated order taking; a new drive thru express pick-up lane for customers with a digital order; and a restaurant concept that offers drive thru, delivery and takeaway only. In addition, the Company will build on its drive thru advantage as the vast majority of new restaurants in the U.S. and International Operated Markets will include a drive thru.
Run Great Restaurants
McDonald’s reinvigorated strategy is underpinned by a relentless focus on running great restaurants and empowering restaurant crew. The Company has reduced its drive thru service times by about 30 seconds over the past two years in its largest markets, on average. McDonald’s will continue to focus on driving efficiencies in its operations to enhance the customer experience.
Also, now more than ever, safety, hygiene and customers’ trust and confidence in its restaurants is critical, so the Company has established even greater discipline in how restaurants are run to meet those needs. To support these efforts, McDonald’s retained Mayo Clinic to provide consulting services regarding cleanliness, health and safety to mitigate the spread of COVID-19.
Financial Performance Expectations
As a result of the COVID-19 pandemic and associated resurgences, countries around the world continue to be impacted by economic instability, government regulations and changes in consumer behavior. Due to this ongoing uncertainty, the Company continues to evaluate its financial expectations on an ongoing basis and will provide updates as situations warrant. Based on current conditions, the Company expects its strong foundation and new growth strategy to deliver the following key metrics for 2021 and 2022.

•	Systemwide sales growth in the mid-single digits

◦	For 2021, growth is as compared to 2019

◦	For 2022, unit expansion is expected to contribute 1.5% to 2% to Systemwide sales growth

•	Operating margin percent in the low-to-mid 40s

•	Annual G&A spend of about 2.3% of Systemwide sales

•	Capital expenditures of approximately $2.3 billion, about half of which will be directed towards new unit expansion

•	Free cash flow conversion greater than 90%
Additionally, the Company’s capital allocation priorities remain investing in the business for growth, paying dividends, and returning to pre-COVID-19 debt ratios.
“Our solid financial position and business foundation has been a source of strength through the pandemic,” said Chief Financial Officer Kevin Ozan. “We are confident that Accelerating the Arches builds on our momentum and will drive long-term profitable growth for all stakeholders.”

THE FOLLOWING DEFINITIONS APPLY TO THESE TERMS AS USED THROUGHOUT THIS RELEASE
Systemwide sales include sales at all restaurants, whether operated by the Company or by franchisees. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company's financial performance, because these sales are the basis on which the Company calculates and records franchised revenues and are indicative of the financial health of the franchisee base. The Company's revenues consist solely of sales by Company-operated restaurants and fees from franchised restaurants operated by conventional franchisees, developmental licensees and affiliates.
Operating margin is defined as operating income as a percent of total revenues. The contributions to operating margin differ by segment due to each segment's ownership structure, primarily due to the relative percentage of franchised versus Company-operated restaurants.
Free cash flow, defined as cash provided by operations less capital expenditures, and free cash flow conversion rate, defined as free cash flow divided by net income, are measures reviewed by management in order to evaluate the Company’s ability to convert net profits into cash resources, after reinvesting in the core business, that can be used to pursue opportunities to enhance shareholder value.
RELATED COMMUNICATIONS
McDonald’s will broadcast its virtual Investor Update live over the Internet at 8:30 a.m. (Central Time) on November 9, 2020. For additional information and registration details, please visit: http://investorupdate.mcd.com or the Investor Events section of the Company's Internet home page at www.investor.mcdonalds.com. There will also be an archived webcast available for a limited time thereafter.
UPCOMING COMMUNICATIONS
For important news and information regarding McDonald's, including the timing of future investor conferences and earnings calls, visit the Investor Relations section of the Company's Internet home page at www.investor.mcdonalds.com. McDonald's uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.
ABOUT McDONALD’S
McDonald’s is the world’s leading global foodservice retailer with over 39,000 locations in over 100 countries. Approximately 93% of McDonald’s restaurants worldwide are owned and operated by independent local business owners.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties. Factors that could cause actual results to differ materially from our expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K. The Company undertakes no obligation to update such forward-looking statements, except as may otherwise be required by law.

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